

<ARTICLE> 9
<RESTATED>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                           6,898
<INT-BEARING-DEPOSITS>                           7,348
<FED-FUNDS-SOLD>                                 9,908
<TRADING-ASSETS>                                 6,688
<INVESTMENTS-HELD-FOR-SALE>                      7,507
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                         66,431
<ALLOWANCE>                                    (1,430)
<TOTAL-ASSETS>                                 113,714
<DEPOSITS>                                      64,593
<SHORT-TERM>                                    24,127
<LIABILITIES-OTHER>                              7,495
<LONG-TERM>                                      7,951
<COMMON>                                           319
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        488
<OTHER-SE>                                       8,020<F1>
<TOTAL-LIABILITIES-AND-EQUITY>                 113,714
<INTEREST-LOAN>                                  2,828
<INTEREST-INVEST>                                  250
<INTEREST-OTHER>                                   609
<INTEREST-TOTAL>                                 3,914
<INTEREST-DEPOSIT>                               1,137
<INTEREST-EXPENSE>                               2,119
<INTEREST-INCOME-NET>                            1,795
<LOAN-LOSSES>                                      360
<SECURITIES-GAINS>                                  25<F2>
<EXPENSE-OTHER>                                  1,642<F3>
<INCOME-PRETAX>                                  1,062
<INCOME-PRE-EXTRAORDINARY>                         701
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       701
<EPS-PRIMARY>                                     2.17<F4>
<EPS-DILUTED>                                     2.12
<YIELD-ACTUAL>                                    3.62
<LOANS-NON>                                        338
<LOANS-PAST>                                       197
<LOANS-TROUBLED>                                    18
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 1,383
<CHARGE-OFFS>                                      191
<RECOVERIES>                                        38
<ALLOWANCE-CLOSE>                                1,430
<ALLOWANCE-DOMESTIC>                                 0<F5>
<ALLOWANCE-FOREIGN>                                  0<F5>
<ALLOWANCE-UNALLOCATED>                              0<F5>

<F1> Treasury stock of $76 million is included as a reduction of other stockholders' equity.

<F2> Investment securities gains/losses do not include the Corporation's equity securities gains which totaled $134 million.

<F3> Includes: salaries and employee benefits of $862 mil.; occupancy of $131 mil.; equipment rentals, depreciation and maintenance of $110 mil.; amortization of intangible assets of $36 mil.; FDIC insurance of $4 mil.; and other expenses totaling $499 mil.

<F4> EPS-Primary has been restated as a result of the Corporation adopting SFAS
     No. 128, "Earnings Per Share." EPS-Primary represents basic earnings per share.

<F5> Allowance-Domestic, Allowance-Foreign, and Allowance-Unallocated are only disclosed on an annual basis in the Corporation's Form 10-K, and are therefore not included in this Financial Data Schedule.

